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           [Letterhead of Ehrenreich Eilenberg Krause & Zivian LLP]


                                                                     Exhibit 5.1

                                                                 January 7, 1999

United Rentals, Inc.
Four Greenwich Office Park
Greenwich, Connecticut 06830


          Re:  Registration Statement on Form S-8
               Relating to 10,750,000 Shares of Common Stock
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Gentlemen:

          You have requested our opinion in connection with the above-referenced registration statement (the "Registration Statement") relating to up to 10,750,000 shares of Common Stock, par value $.01 per share, of United Rentals, Inc. (the "Company") that may from time to time be sold by the Company upon exercise of options that have granted, or hereafter may be granted, pursuant to the plans referenced in the Registration Statement (the "Plans"). Such shares are referred to as the "Option Shares."

          We have reviewed copies of the Amended and Restated Certificate of Incorporation of the Company (including amendments thereto), the By-laws of the Company, the Registration Statement and exhibits thereto and have examined such corporate documents and records and other certificates, and have made such investigations of law, as we have deemed necessary in order to render the opinion hereinafter set forth. As to certain questions of fact material to our opinion, we have relied upon the certificate of an officer of the Company and upon certificates of public officials.

          In rendering the opinion set forth below, we have assumed that any grant of options hereafter made pursuant to any of the Plans will be approved in the manner contemplated by the relevant Plan.

          Based upon and subject to the foregoing, we are of the opinion that the Option Shares, when issued and paid for in accordance with the terms of the applicable Plan and any applicable stock option or other agreement governing the issuance of such shares, will be duly authorized, validly issued, fully paid and non-assessable.

          We hereby consent to the reference to us under the caption "Interests of Named Experts and Counsel" in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent,
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we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                              Very truly yours,

                              Ehrenreich Eilenberg Krause &
                              Zivian LLP